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                                                                    EXHIBIT 10.a









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                              EMPLOYMENT AGREEMENT

                                     between

                                ROBERT W. ANESTIS

                                       and

                       FLORIDA EAST COAST INDUSTRIES, INC.

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                                                                October 30, 1998






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                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----
 1.   Employment Period...................................................   1
 2.   Terms of Employment.................................................   1
      (a)      Position and Duties........................................   1
      (b)      Compensation...............................................   2
 3.   Early Termination of Employment.....................................   6
      (a)      Death or Disability........................................   6
      (b)      Cause......................................................   6
      (c)      Good Reason................................................   6
      (d)      Termination for Other Reasons..............................   7
      (e)      Notice of Termination......................................   7
      (f)      Date of Termination........................................   7
 4.   Obligations of FECI upon Early Termination..........................   8
      (a)      Accelerating Event.........................................   8
      (b)      Good Reason; Other than for Cause, Death or Disability.....   8
      (c)      Death......................................................   9
      (d)      Cause; Other Than for Good Reason..........................   9
      (e)      Disability.................................................   9
      (f)      Nondisclosure to Media.....................................   9
 5.   Change in Control...................................................   9
      (a)      Defined....................................................   9
      (b)      Accelerating Event.........................................  10
      (c)      Supplemental Payment to Executive..........................  10
 6.   Nonexclusivity of Executive's Rights................................  10
 7.   Confidential Information............................................  11
 8.   Non-Compete; Non-Solicitation.......................................  11
 9.   Remedies for Executive's Breach.....................................  12
10.   Dispute Resolution..................................................  12
11.   No Conflicting Obligations of Executive.............................  13
12.   Certain Obligations of FECI Regarding Stock Awards..................  13
13.   Indemnity of Executive..............................................  13
14.   Successors..........................................................  14
15.   Miscellaneous.......................................................  14


TAB A Undertaking by Majority Shareholder Regarding Approval of Restricted Stock & Stock Options

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                              EMPLOYMENT AGREEMENT


                  THIS EMPLOYMENT AGREEMENT (the "Agreement"), dated as of October 30, 1998, between ROBERT W. ANESTIS, an individual (the "Executive"), and FLORIDA EAST COAST INDUSTRIES, INC. ("FECI"), a Florida corporation, recites and provides as follows:

                  WHEREAS, the Board of Directors of FECI (the "Board") desires that FECI retain the services of the Executive, and the Executive desires to be employed with FECI, all on the terms and subject to the conditions set forth herein.

                  NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, FECI and the Executive agree as follows:

                  1. Employment Period. FECI hereby agrees to employ the Executive, and the Executive hereby agrees to accept employment by FECI, in accordance with the terms and provisions of this Agreement, for the period commencing on January 1, 1999 (the "Effective Date") and ending at midnight on December 31, 2003 (the "Employment Period").

                  2. Terms of Employment.

                     (a)   Position and Duties.

                           (i) During the Employment Period, the Executive shall
serve as Chairman, President and Chief Executive Officer of FECI and shall have such authority and perform such executive duties as are commensurate with his position as Chairman, President and Chief Executive Officer with respect to FECI and its subsidiaries. The Executive shall serve as a member of the Board, as Chairman of the Board, as a member of the Executive Committee of the Board, and as a member of such other committees of the Board to which he may be appointed, throughout the Employment Period. The Executive's services shall be performed at FECI's headquarters in St. Augustine, Florida and other facilities of the Corporation.

                           (ii) During the Employment Period, and excluding any
periods of vacation and leave to which the Executive is entitled, the Executive agrees to devote reasonable attention and time during normal business hours to the business and affairs of FECI and, to the extent necessary to discharge the duties assigned to the Executive hereunder, to use the Executive's reasonable efforts to perform faithfully such responsibilities. During the Employment Period it shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic, charitable, and professional association boards or committees, subject to the approval of the Compensation Committee of the Board (the "Compensation Committee,") in each instance, which approval shall not be unreasonably withheld, (B) deliver lectures or fulfill speaking engagements and
(C) manage personal investments, so long as such activities do not materially interfere with the performance of the Executive's responsibilities as an employee of FECI in accordance with this Agreement. Without limiting the foregoing, the Executive may continue his service as a Director of Vector Distributors, Inc., a privately held distributor of building products, a consultant to Herzog Contracting Corporation, a privately held company, in


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connection with a proposed venture relating to public transit (which engagement is expected to be substantially completed by December 31, 1998), a member of the Yale University Development Board, a fund-raising group, a Director of Champion Enterprises, Inc., a publicly held company, and as a member of the Advisory Board of CHB Capital Partners, a privately held leveraged buy-out fund, and retain for his account all compensation and benefits relating thereto. Further, the Executive may undertake the winding up of the affairs of Anestis & Company, which winding up is expected to be substantially completed by December 31, 1998.

                    (b)     Compensation.

                           (i) Base Salary. During the Employment Period, the
Executive shall receive a base salary ("Annual Base Salary"), which shall be paid in equal installments on a semi-monthly basis, at the annual rate of not less than Four Hundred Thousand Dollars ($400,000) per year. During the Employment Period, the Annual Base Salary shall be reviewed at least annually by the Compensation Committee. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. Annual Base Salary shall not be reduced and the term "Annual Base Salary" as used in this Agreement shall mean the Annual Base Salary as so increased.

                           (ii) Short-Term Incentive Bonus. In addition to
Annual Base Salary, the Executive shall participate in an annual incentive bonus plan. Such plan shall provide the Executive with the opportunity to earn a bonus based on satisfaction of performance criteria. The incentive bonus plan shall be structured such that the Executive shall receive up to fifty percent (50%) of Annual Base Salary for attainment of certain target performance goals (prorated for any partial year of employment), with a maximum bonus of one hundred percent (100%) of Annual Base Salary for extraordinary performance (prorated for any partial year of employment). The Compensation Committee will establish the performance criteria and goals in consultation with the Executive. Notwithstanding the foregoing, in no event shall the annual bonus earned with respect to the period between the Effective Date and December 31, 1999 be less than thirty percent (30%) of the Annual Base Salary earned during such period. The bonus payable pursuant to this Section 2(b)(ii) for any fiscal year shall be paid to the Executive no later than the 30th day following the issuance of the audited financial statements of FECI for such year.

                           (iii) Restricted Stock. The Executive shall receive a
grant of restricted stock for forty thousand (40,000) shares of FECI common stock. Such shares shall be subject to restrictions which shall provide that the Executive shall not transfer such shares during the restriction period and shall forfeit such shares if during the restriction period he is discharged by FECI for Cause (as hereinafter defined in Section 3(b)) or resigns from employment with FECI without Good Reason (as hereinafter defined in Section 3(c)). The restriction period shall lapse with respect to such shares in equal annual installments on the first through fifth anniversaries of the Effective Date. Notwithstanding the foregoing, the restriction period shall lapse immediately as to all such shares in the event that an Accelerating Event (as hereinafter defined in Section 4(a)) occurs. The Executive shall be entitled to receive any dividends or other distributions payable with respect to such shares of restricted stock beginning on the date of award of such shares. Such stock award shall be evidenced by a written restricted stock award

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agreement between FECI and the Executive, the terms of which shall be agreed to by the parties in good faith as soon as practical.

                           (iv) Long-Term Incentives: Basic Stock Options. The
Executive shall receive a grant of nonstatutory stock options on four hundred thousand (400,000) shares of FECI common stock. The options shall have a term of ten (10) years (subject to earlier expiration as hereinafter provided), shall have an exercise price equal to 100% of the fair market value, as of the close of trading on the date of this Agreement (being $29.9375), of the shares of common stock subject to such stock options, and shall vest and become exercisable in five (5) equal annual installments on the first through the fifth anniversaries of the Effective Date; provided, however, that such stock options shall vest immediately and become exercisable in their entirety in the event that an Accelerating Event (as hereinafter defined in Section 4(a)) occurs. To the extent not previously exercised, all such stock options shall expire immediately following the Date of Termination (as hereinafter defined in Section 3(f)); provided, however, that the Executive, or his heirs or legal representatives in the event of the Executive's death, may exercise all or any part of such stock options as were exercisable as of the close of business on the Date of Termination for a period of two (2) years following such Date of Termination in the event (i) an Accelerating Event (as hereinafter defined in Section 4(a)) occurs; or (ii) the Executive retires at normal retirement age under any retirement plan of FECI. Such stock options shall include a provision for adjustment in the option price to reflect any extraordinary distribution made with respect to the common stock during the term of the options. In the event of a capital adjustment resulting from a stock dividend, stock split, reorganization, merger, consolidation, spinoff, a combination or exchange of shares or other transaction having a similar substantive effect, the number shares of stock subject to the stock options and the option price shall be equitably adjusted. Such stock options shall be evidenced by a written stock option award agreement between FECI and the Executive, the terms of which shall be agreed to by the parties in good faith as soon as practical.

                           (v) Long Term Incentives: Supplemental Stock Options.
The Executive shall receive a grant of non-statutory stock options on one hundred thousand (100,000) shares of FECI common stock. The options shall have a term of ten (10) years (subject to earlier expiration as hereinafter provided), shall have an exercise price equal to one hundred percent (100%) of the fair market value, as of the close of trading on the date of this Agreement (being $29.9375), of the shares of common stock subject to such stock options, and shall vest and become exercisable immediately upon the earlier of (i) the first date as of which the average closing price of a share of FECI common stock over twenty (20) consecutive trading days is not less than Fifty Dollars ($50.00);
(ii) the occurrence of an Accelerating Event (as hereinafter defined in Section 4(a)); or (iii) the fifth anniversary of the Effective Date. To the extent not previously exercised, all such stock options shall expire immediately following the Date of Termination (as hereinafter defined in Section 3(f)); provided, however, that the Executive, or his heirs or legal representatives in the event of the Executive's death, may exercise all or any part of such stock option as was exercisable as of the close of business on the Date of Termination for a period of two (2) years following such Date of Termination in the event (i) the occurrence of an Accelerating Event (as hereinafter defined in Section 4(a)); or
(ii) the Executive retires at normal retirement age under any retirement plan of FECI. Such stock options shall include a provision for adjustment in the option price to reflect any extraordinary distribution



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made with respect to the common stock during the term of the options. In the event of a capital adjustment resulting from a stock dividend, stock split, reorganization, merger, consolidation, spinoff, a combination or exchange of shares or other transaction having a similar substantive effect, the number shares of stock subject to the stock options and the option price shall be equitably adjusted. Such stock option shall be evidenced by a written stock option award agreement between FECI and the Executive, the terms of which shall be agreed to by the parties in good faith as soon as practical.

                           (vi) Long-Term Incentives: Other. During the
Employment Period, the Executive shall be entitled to participate in long-term incentive plans and programs applicable generally to other peer executives of FECI and its affiliated companies. Such participation shall commence with respect to FECI's 1999 fiscal year. The size and criteria for such awards shall be generally consistent with prevailing compensation practices as they relate to Chief Executive Officers of similarly sized publicly held companies and in any event not less favorable to the Executive than FECI's recent past practice. As used in this Agreement, the term "affiliated companies" shall mean any company controlled by FECI.

                           (vii) Savings and Retirement Plans. During the
Employment Period, the Executive shall be entitled to participate in all savings and retirement plans, practices, policies and programs applicable generally to other peer executive of FECI and its affiliated companies.

                           (viii) Welfare Benefit Plans. During the Employment
Period, the Executive and/or the Executive's family and dependents, as the case may be, shall be eligible for participation in and shall receive all benefits under all welfare benefit plans, practices, policies and programs provided by FECI and its affiliated companies (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other peer executives of FECI and its affiliated companies.

                           (ix) Expenses. During the Employment Period, the
Executive shall be entitled to receive prompt reimbursement for all employment-related expenses incurred by the Executive in accordance with the most favorable policies, practices and procedures of FECI and its affiliated companies as in effect generally from time to time after the Effective Date with respect to other peer executives of FECI and its affiliated companies.

                           (x) Relocation Expense. FECI shall make the Executive
whole by reimbursing him for all reasonable costs associated with his relocation from Connecticut to the St. Augustine, Florida, area. Such costs shall include, without limitation, closing costs associated with the sale of the Executive's Connecticut residence and closing costs associated with the Executive's purchase and financing of a new primary residence in Florida. For purposes of this Section, "closing costs" shall mean loan origination fees, loan discount fees, appraisal fees, credit report fees, assumption fees, settlement or closing fees, title examination fees, title insurance binder, document preparation fees, notary fees, attorneys' fees, real estate brokers' commissions, title insurance fees, recording fees, tax stamps, transfer taxes, survey fees and costs of pest, radon and home inspections. FECI shall also arrange for and pay for the move



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of the Executive's household goods and personal effects (including packing and unpacking charges) from his Connecticut residence to his new primary residence in Florida. FECI shall pay for the Executive's reasonable temporary living costs in the St. Augustine area for up to eight months (or such later time as may be requested by the Executive and approved by the Compensation Committee, which approval shall not be unreasonably withheld) until Executive is moved into his new residence in Florida. FECI will pay the costs associated with a reasonable number of trips to St. Augustine for the Executive and his spouse to look for a new residence. FECI shall also pay for the Executive's costs to visit his family prior to the relocation of his family to the St. Augustine area. In addition, in the event that the Executive's Connecticut residence is placed on the market for sale at a reasonable price and is not sold within ninety (90) days after being placed on the market, at the Executive's request FECI shall provide the Executive with an interest-free bridge loan for a term of up to twelve (12) months for an amount up to the asking price of the Connecticut residence, which loan shall be repayable upon the earlier of five (5) days following the closing of the sale of the Connecticut residence or the first anniversary of the making of such loan. In addition, FECI shall pay the Executive an amount determined by its accountants equal to the Executive's federal, state and local taxes on the foregoing reimbursement and imputed interest under the aforesaid loan (the "Tax Gross-up") and the federal, state and local taxes on the Tax Gross-up, all to the end that the Executive be held harmless, on an after-tax basis, from the tax impact thereof.

                           (xi) Fringe Benefits. During the Employment Period,
the Executive and/or the Executive's family and dependents shall be entitled to fringe benefits in accordance with the most favorable plans, practices, programs and policies of FECI and its affiliated companies as in effect generally from time to time after the Effective Date with respect to other peer executives of FECI and its affiliated companies.

                           (xii) Office and Support Staff. During the Employment
Period, the Executive shall be entitled to an office or offices of a size and with furnishings and other appointments, and to exclusive personal secretarial and other assistance, and to facilities and equipment, at least equal to the most favorable of the foregoing provided generally from time to time after the Effective Date with respect to other peer executives of FECI and its affiliated companies.

                           (xiii) Vacation. During the Employment Period, the
Executive shall be entitled to paid vacation in accordance with the most favorable plans, policies, programs and practices of FECI and its affiliated companies as in effect generally from time to time after the Effective Date with respect to other peer executives of FECI and its affiliated companies.

                           (xiv) Car Allowance. During the Employment Period,
the Executive shall be entitled to a car allowance in accordance with FECI's car allowance policy, in lieu of expenses associated with the operation of his automobile.

                           (xv) Golden Parachute Excise Tax. If FECI determines
that any amounts payable under this Agreement are subject to the excise tax imposed under Code Section 4999 on "excess parachute payments", FECI will compute the excise tax imposed under Code Section 4999 and shall pay that amount to the Executive, including any federal, state, local and



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excise taxes imposed on the foregoing payment under this Section 4(f). The determination will be made before the taxes are due and payable by the Executive, to the extent possible. The calculations under this Section will be made in a manner consistent with the requirements of Code Sections 280G and 4999, as in effect at the time the calculations are made.

                           (xvi) Right to Change Plans. FECI shall not be
obligated to institute, maintain or refrain from changing, amending or discontinuing any benefit plan, program, or perquisite referred to in Sections 2(b)(vii), 2(b)(viii) and 2(b)(xi), so long as such changes are similarly applicable to other FECI executives.

         3.        Early Termination of Employment.

                  (a) Death or Disability. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. If FECI determines in good faith that the Disability of the Executive has occurred during the Employment Period (pursuant to the definition of disability set forth below), it may give to the Executive notice of its intention to terminate the Executive's employment. In such event, the Executive's employment with FECI shall terminate effective on the thirtieth (30th) day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the thirty (30) days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the Executive's duties with FECI on a full-time basis for one hundred eighty (180) consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by FECI or its insurers and acceptable to the Executive or the Executive's legal representative (such agreement as to acceptability not to be withheld unreasonably).

                  (b) Cause. FECI may terminate the Executive's employment during the Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean (i) a material breach by the Executive of the Executive's obligations under this Agreement (other than as a result of incapacity due to physical or mental illness) which is demonstrably willful and deliberate on the Executive's part, which is committed in bad faith or without reasonable belief that such breach is in the best interests of FECI and which is not remedied in a reasonable period of time after receipt of notice from FECI specifying such breach; (ii) the conviction of the Executive for committing an act of fraud, embezzlement, theft or other act constituting a felony or the guilty or nolo contendere plea of the Executive to such a felony; (iii) insubordination or the willful engaging by Executive in gross misconduct or the willful violation of an FECI policy which results in material and demonstrable injury to FECI; or (iv) a material act of dishonesty or breach of trust on the part of the Executive resulting or intending to result directly or indirectly in material personal gain or enrichment at the expense of FECI. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for FECI shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of FECI.

                  (c) Good Reason. The Executive may terminate his employment for Good Reason. For purposes of this Agreement, "Good Reason" shall mean, in the absence of the



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consent of the Executive, a reasonable determination by the Executive that any of the following has occurred:

                           (i) the assignment to the Executive of any duties
inconsistent in any material respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 2(a) of this Agreement, or any other action by FECI which results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated and insubstantial action not taken in bad faith and which is remedied by FECI promptly after receipt of notice thereof given by the Executive; or

                           (ii) any failure by FECI to comply with any of the
provisions of this Agreement applicable to it, other than any isolated and insubstantial failure not occurring in bad faith and which is remedied promptly after notice thereof from the Executive.

                  (d) Termination for Other Reasons. FECI may terminate the employment of the Executive without Cause by giving notice to the Executive at least sixty (60) days prior to the Date of Termination. The Executive may resign from his employment without Good Reason hereunder by giving notice to FECI at least sixty (60) days prior to the Date of Termination.

                  (e) Notice of Termination. Any termination shall be communicated by Notice of Termination to the other party. For purposes of this Agreement, a "Notice of Termination" means a notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than fifteen (15) days after the giving of such notice, unless otherwise required by Section 3(f)). The failure by the Executive or FECI to set forth in the Notice of Termination any fact or circumstance shall not waive any right of the Executive or FECI hereunder or preclude the Executive or FECI from asserting such fact or circumstance in enforcing the Executive's or FECI's rights hereunder.

                  (f) Date of Termination. "Date of Termination" shall mean (i) if the Executive's employment is terminated by FECI for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any permitted later date specified therein, as the case may be, (ii) if the Executive's employment is terminated by FECI other than for Cause or Disability or by the Executive other than for Good Reason, the Date of Termination shall be the sixtieth (60th) day following the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, and (iii) if the Executive's employment is terminated by reason of the Executive's death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.



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         4.       Obligations of FECI upon Early Termination.

                  (a) Accelerating Event. As used in this Agreement, the term "Accelerating Event" shall mean any of the following: (i) the Executive's employment terminates under the circumstances described in Section 3(a), (ii) the Executive is discharged without Cause, (iii) the Executive resigns with Good Reason, or (iv) a Change in Control (as defined in Section 5(a)) occurs.

                  (b) Good Reason; Other than for Cause, Death or Disability. If, during the Employment Period, FECI shall terminate the Executive's employment other than for Cause, death or Disability or the Executive shall terminate employment for Good Reason:

                           (i) FECI shall pay to the Executive in a lump sum in
cash within thirty (30) days after the Date of Termination the sum of (A) the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid; (B) to the extent not theretofore paid, any annual bonus payable to the Executive for any prior completed fiscal year; (C) the product of
(x) the greater of any annual bonus paid or payable, including by reason of any deferral, to the Executive (annualized for any fiscal year consisting of less than twelve (12) full months or for which the Executive has been employed for less than twelve (12) full months) for the most recently completed fiscal year during the Employment Period, if any, and the average annualized (annualized for any fiscal year consisting of less than twelve (12) full months or with respect to which the Executive has been employed for less than twelve (12) full months) bonus paid or payable, including by reason of any deferral, to the Executive by FECI and its affiliated companies in respect of the three (3) fiscal years immediately preceding the fiscal year in which the Date of Termination occurs (such greater amount shall be hereinafter referred to as the "Highest Annual Bonus") and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365; (D) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) to the extent not theretofore paid; and (E) any accrued vacation pay, expense reimbursement and any other entitlements accrued by the Executive under Section 2(b), to the extent not theretofore paid (the sum of the amount described in clauses (A), (B), (C), (D) and (E) shall be hereinafter referred to as the "Accrued Obligations"); and

                           (ii) FECI shall pay to the Executive in twenty-four
(24) monthly installments beginning thirty (30) days following the Date of Termination an amount equal to twice the sum of the Executive's Annual Base Salary and Highest Annual Bonus (without duty of mitigation); and

                           (iii) If a Change in Control (as defined in Section
5(a)) occurs within one hundred twenty (120) days following the Date of Termination, FECI shall pay to the Executive the supplemental payment referred to in Section 5(c) notwithstanding that the Date of Termination preceded the Change in Control.

                           (iv) For the remainder of the Employment Period (as
it would continue but for such early termination), or such longer period as any plan, program, practice or policy may provide, FECI shall continue benefits to the Executive and/or the Executive's family and dependents at least equal to those which would have been provided to them in accordance


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with the plans, programs, practices and policies described in Section 2(b)(viii)
if the Executive's employment had not been terminated, in accordance with the most favorable plans, practices, programs or policies of FECI and its affiliated companies as in effect generally at any time thereafter with respect to other peer executives of FECI and its affiliated companies and their families
("Welfare Benefit Continuation"). If the Executive becomes reemployed with another employer and is eligible to receive medical or other welfare benefits under another employer-provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility. For purposes of determining eligibility (but not the time of commencement of benefits), the Executive shall be considered to have remained employed until the end of the Employment Period (as it would continue but for such early termination) and to have retired on the last day of such period.

                  (c) Death. If the Executive's employment is terminated by reason of the Executive's death during the Employment Period, this Agreement shall terminate without further obligation to the Executive's legal representatives under this Agreement, other than for payment of Accrued Obligations (which shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within thirty (30) days of the Date of Termination) and the timely payment or provision of the Welfare Benefit Continuation.

                  (d) Cause; Other Than for Good Reason. If the Executive's employment shall be terminated for Cause or the Executive terminates his employment without Good Reason during the Employment Period, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive the Accrued Obligations and the amount of any compensation previously deferred by the Executive, in each case to the extent theretofore unpaid, all of which shall be paid in cash within thirty (30) days of the Date of Termination.

                  (e) Disability. If the Executive's employment shall be terminated by reason of the Executive's Disability during the Employment Period, this Agreement shall terminate without further obligation to the Executive, other than for payment of Accrued Obligations and the timely payment or provision of the Welfare Benefit Continuation. Accrued Obligations shall be paid to the Executive in a lump sum in cash within thirty (30) days of the Date of Termination. The Executive shall be entitled after the Disability Effective Date to receive disability and other benefits as in effect at the Disability Effective Date with respect to other peer executives of FECI and its affiliated companies and their families.

                  (f) Nondisclosure to Media. After the Date of Termination or the end of Employment Period, the Executive and FECI agree that they will not discuss the Executive's employment and resignation or termination (including the terms of this Agreement) with any representatives of the media, either directly or indirectly, without the consent of the other party hereto.

         5.       Change in Control.

                  (a) Defined. For purposes of this Agreement, a "Change in Control" of FECI shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have occurred:

                           (i) Any "person" (as such term is used in Sections
13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Act")), other than the present majority owner, The St. Joe Company, or any majority-owned subsidiary of The St. Joe Company becomes the "beneficial owner" (as defined in Rule 13-d under the Act) directly or indirectly, of securities representing more than fifty percent (50%) of the total voting power represented by FECI's then outstanding voting securities; or

                           (ii) A change in the composition of the Board, as a
result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are directors of FECI as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors of FECI); or

                           (iii) FECI merges or consolidates with any other
corporation, including The St. Joe Company or any subsidiary thereof, or FECI adopts, and the stockholders approve, if necessary, a plan of complete liquidation of FECI, or FECI sells or disposes of substantially all of its assets.

                  (b) Accelerating Event. A Change in Control shall be an Accelerating Event as defined in Section 4(a).

                  (c) Supplemental Payment to Executive. Upon a Change in Control, FECI shall pay to the Executive in a lump sum in cash within thirty
(30) days of the date of such Change in Control, an amount equal to the excess, if any, of Five Million Dollars ($5,000,000) over the sum of (i) the current fair market value of all restricted FECI stock granted under Section 2(b)(iii) on which restrictions have lapsed (including any lapse due to the Change in Control), (ii) the sum of the difference between the fair market value of the FECI stock subject to each stock option granted under Section 2(b)(iv) or
Section 2(b)(v) which is vested (including any vesting due to the Change in Control) over the exercise price of such options, and (iii) the amount payable to Executive under Section 4(b)(ii). As used in this Section, fair market value shall mean the fair market value of FECI stock as of the close of trading on the date of the Change in Control.

         6. Nonexclusivity of Executive's Rights. Except as provided in Sections 4(b)(iii), 4(c) and 4(e), nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by FECI or any of its affiliated companies and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with FECI or any of its affiliated companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with FECI or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

         7.       Confidential Information.

                  (a) The Executive shall hold in a fiduciary capacity for the benefit of FECI all secret or confidential information, knowledge or data relating to FECI or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by FECI or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment with FECI, the Executive shall not, without the prior written consent of FECI or except as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than FECI and those designated by it. In no event shall an asserted violation of the provisions of this Section 7 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

                  (b) All records, files, memoranda, reports, price lists, customer lists, drawings, designs, proposals, plans, sketches, documents, computer programs, CAD systems, CAM systems, disks, computer printouts and the like (together with all copies thereof) relating to the business of FECI, which Executive shall use or prepare or otherwise have in his possession in the course of, or as a result of, his employment hereunder shall, as between the parties hereto, remain the sole property of FECI. Executive shall use such materials solely for the benefit of FECI and shall not divulge any such materials other than in furtherance of FECI's interests. Executive hereby agrees that he will return all such materials, including copies, to FECI upon demand, or upon the cessation of his employment.

                  (c) Any termination of the Executive's employment hereunder or of this Agreement shall have no effect on the continuing operation of this
Section 7.

         8.       Non-Compete; Non-Solicitation.

                  (a) Except as is set forth below, for a period commencing on the Effective Date hereof and ending on the first anniversary of the date the Executive ceases to be employed by FECI (the "Non-Competition Period"), the Executive shall not, directly or indirectly, either for himself or any other person, own, manage, control, materially participate in, invest in, permit his name to be used by, act as consultant or advisor to, render material services for (alone or in association with any person, firm, corporation or other business organization) or otherwise assist in any manner any business which is a competitor of a substantial portion of FECI's business at the date the Executive ceases to be employed by FECI (collectively, a "Competitor"); provided, however, that the restrictions set forth above shall immediately terminate and shall be of no further force or effect (i) in the event of a default by FECI of the performance of any of the obligations hereunder, which default is not cured within ten (10) days after notice thereof, or (ii) if the Executive's employment has been terminated by FECI other than for Cause, or (iii) if the Executive resigns for Good Reason provided that the Executive gives written notice to FECI whenever during the Non-Competition Period that he desires to accept employment with a Competitor; and that the payment specified in Section 4(b)(ii) hereof shall be mitigated by the amount of salary and pro rata target bonus payable to the Executive by the Competitor based on the Executive?s initial terms of employment and attributable to employment during the Non-Competition Period. Nothing herein shall prohibit the Executive from being a passive owner of not more than five percent (5%) of the equity securities of an enterprise engaged in such business which is publicly traded, so long as he has no active participation in the business of such enterprise.

                  (b) During the Non-Competition Period, the Executive shall not, directly or indirectly, (i) induce or attempt to induce or aid others in inducing an employee of FECI to leave the employ of FECI, or in any way interfere with the relationship between FECI and an employee of FECI except in the proper exercise of the Executive's authority, or (ii) in any way interfere with the relationship between FECI and any customer, supplier, licensee or other business relation of FECI.

                  (c) If, at the time of enforcement of this Section 8, a court shall hold that the duration, scope, area or other restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope, area or other restrictions reasonable under such circumstances shall be substituted for the stated duration, scope, area or other restrictions.

                  (d) The covenants made in this Section 8 shall be construed as an agreement independent of any other provisions of this Agreement, and shall survive the termination of this Agreement. Moreover, the existence of any claim or cause of action of the Executive against FECI or any of its affiliates, whether or not predicated upon the terms of this Agreement, shall not constitute a defense to the enforcement of these covenants.

         9. Remedies for Executive's Breach. In the event Executive violates any provision of Sections 7 or 8 and such violation continues after notice thereof to the Executive and the expiration of a reasonable opportunity to cure, then FECI may thereafter terminate the payment of any post-termination benefits hereunder, and FECI will have no further obligation to Executive under this Agreement. The parties acknowledge that any violation of Section 7 or 8 can cause substantial and irreparable harm to FECI. Therefore, FECI shall be entitled to pursue any and all legal and equitable remedies, including but not limited to any injunctions.

         10. Dispute Resolution. Any dispute or controversy arising under or in connection with this Agreement shall be settled by binding arbitration, which shall be the sole and exclusive method of resolving any questions, claims or other matters arising under this Agreement or any claim that FECI has in any way violated the non-discrimination and/or other provisions of Title VII of the Civil Rights Act of 1964, as amended; the Age Discrimination in Employment Act of 1967, as amended; the Americans with Disabilities Act; the Family and Medical Leave Act; the Employee Retirement Income Security Act of 1974, as amended; and, in general, any federal law or the law of the State of Florida. Such proceeding shall be conducted by final and binding arbitration before a panel of one or more arbitrators under the administration of the American Arbitration Association, and in a location mutually agreed to by the Executive and FECI. The Federal and State courts located in the United States of America are hereby given jurisdiction to render judgment upon, and to enforce, each arbitration award, and the parties hereby expressly consent and submit to the jurisdiction of such courts. Notwithstanding the foregoing, in the event that a violation of the Agreement would cause irreparable injury, FECI and the Executive agree that in addition to the other rights and remedies provided in this Agreement (and without waiving their rights to have all other matters arbitrated as provided above) the other party may immediately take judicial action to obtain injunctive relief.

         11. No Conflicting Obligations of Executive. Executive represents and warrants that he is not subject to any duties or restrictions under any prior agreement with any previous employer or other person, and that he has no rights or obligations except as previously disclosed to FECI which may conflict with the interests of FECI or with the performance of the Executive's duties and obligations under this Agreement. Executive agrees to notify FECI immediately if any such conflicts occur in the future.

         12. Certain Obligations of FECI Regarding Stock Awards. At its expense, and as soon as practicable hereafter, with respect to the shares of common stock described in Section 2(b)(iii) and the shares of common stock issuable upon exercise of the stock options described in Section 2(b)(iv) and 2(b)(v), FECI shall (i) seek the approval of its shareholders with regard to the grant of such restricted stock and stock options, (ii) register such shares under the Securities Act of 1933, as amended, on Form S-8, (iii) qualify such shares for issuance under all applicable state securities laws and (iv) ensure that such shares are listed for trading on the New York Stock Exchange. Notwithstanding any other provision of this Agreement to the contrary, FECI shall be under no obligation to issue any shares of common stock to the Executive pursuant to this Agreement until, in accordance with the immediately preceding sentence, such shares are so registered and qualified and either (x) FECI is able to repurchase in the open market or private transactions, on a legal, practical and prudent basis, a number of shares of common stock equal to the number issuable to the Executive or (y) shares of common stock which are listed for trading on the New York Stock Exchange are otherwise available for issuance by FECI hereunder. In this regard, The St. Joe Company, being the holder of a majority of the outstanding shares of the capital stock, has given its approval of the grant of such shares and options and its commitment to vote its shares in favor thereof, which approval and commitment is attached hereto as Exhibit "A." With respect to the shares of common stock described in Section 2(b)(iii), in the event that the issuance of any such shares to the Executive shall be delayed by reason of the provisions of this Section, FECI shall pay to the Executive in cash on the date of issuance of such shares in the amount or cash-equivalent thereof that would have been paid to the Executive as dividends or other distributions payable with respect to such shares had such issuance not been so delayed.

         13. Indemnity of Executive. FECI shall indemnify and defend the Executive against all claims relating to the performance of his duties hereunder to the fullest extent permitted by FECI's Articles of Incorporation and Bylaws, the relevant provisions of which shall not be amended in their application to the Executive to be any less favorable to him than as at present, except as required by law. During the Employment Period, FECI shall maintain in effect uninterrupted standard directors and officers liability insurance coverage insuring the Executive against such claims, with limits of coverage of not less than $10,000,000 per occurrence and without deductibles, which insurance shall include a standard SEC coverage endorsement.

         14.      Successors.

                  (a) This Agreement is personal to the Executive and without the prior consent of FECI shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

                  (b) This Agreement shall inure to the benefit of and be binding upon FECI and its successors and assigns.

                  (c) FECI will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of FECI to assume expressly and agree to perform this Agreement in the same manner and to the same extent that FECI would be required to perform it if no such succession had taken place. As used in this Agreement, "FECI" shall mean FECI as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

         15.      Miscellaneous.

                  (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

                  (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, or by telecopier, or by courier, addressed as follows:

         If to the Executive to:           If to FECI to:
         ----------------------            -------------
         Robert W. Anestis.                Florida East Coast Industries, Inc.
         23 White Oak Lane.                One Malaga Street
         Weston, CT  06883.                St. Augustine, FL 32084
         Facsimile:  203/222-9072          Attention:  Corporate Secretary
                                           Facsimile:  904/396-4042

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

                  (c) In the event of a dispute arising out of this Agreement, any party receiving any monetary or injunctive remedy, whether at law or in equity, which is final and not subject to appeal shall be entitled to its reasonable attorneys' fees and costs incurred with respect to obtaining such remedy from the other party.

                  (d) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                  (e) FECI may withhold from any amounts payable under this Agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

                  (f) The Executive's or FECI's failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right the Executive or FECI may have hereunder, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

                  (g) Any entitlements to the Executive created under Section 2(b) shall be contract rights to the extent not prohibited by law, except as provided in Section 2(b)(xvi).


         IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, FECI has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

                                    Company:

                                    FLORIDA EAST COAST INDUSTRIES, INC.

                                    By
                                       -----------------------------------------
                                                      President


                                    Executive:


                                       -----------------------------------------
                                                  Robert W. Anestis

    ------------------------------------------------------------------------


            UNDERTAKING BY MAJORITY SHAREHOLDER REGARDING APPROVAL OF
                        RESTRICTED STOCK & STOCK OPTIONS
    ------------------------------------------------------------------------


                                                     October 30, 1998



Robert W. Anestis
191 Post Road West
Westport, CT  06880

                  Re:     Florida East Coast Industries, Inc.
                          Approval of Restricted Stock & Stock Options
                          --------------------------------------------

Dear Mr. Anestis:

                  Reference is made to that certain Employment Agreement of even date herewith between you and Florida East Coast Industries, Inc. ("FECI"). The undersigned owns 54.0% of the outstanding voting shares of capital stock of FECI.

                  As an inducement to you to enter into the aforesaid Employment Agreement, the undersigned irrevocably and unconditionally approves of (i) the restricted stock to be issued to you pursuant to Section 2(b)(iii) of the aforesaid Employment Agreement and (ii) the stock options to be granted to you pursuant to Sections 2(b)(iv) and 2(b)(v) of the aforesaid Employment Agreement. The undersigned irrevocably and unconditionally agrees to vote in favor of any corporate action necessary to implement the foregoing grants of restricted stock and stock options.

                                            Very truly yours,

                                            THE ST. JOE COMPANY



                                            By
                                               ---------------------------------



cc:    Corporate Secretary
       Florida East Coast Industries, Inc.


       -----------------------------------------------------------------

                          BASIC STOCK OPTION AGREEMENT

                                     between

                       FLORIDA EAST COAST INDUSTRIES, INC.

                                       and

                                ROBERT W. ANESTIS












                                                                October 30, 1998

         THIS AGREEMENT, dated October 30, 1998 between Florida East Coast Industries, Inc. (the "Company"), and Robert W. Anestis (the "Employee") is made pursuant to the provisions of Section 2(b)(iv) of that certain Employment Agreement of even date herewith between the Company and the Employee (the "Employment Agreement").

         In fulfillment of the aforesaid provisions of the Employment Agreement, the parties agree as follows:

                  1. Non-Statutory Option. Under the Company's 1998 Stock Incentive Plan, as amended (the "Plan"), the Company hereby grants the Employee a non-statutory option ("NSO") to purchase from the Company 400,000 shares of the Company's Common Stock. The exercise price of the NSO is $29.9375 per share, being the fair market value of the Company's Common Stock on the date hereof.

                  2. Shareholder Approval. The NSO is granted subject to shareholder approval of the First Amendment to the Plan dated October 1, 1998, which approval shall be sought by the Company at the next meeting of shareholders following grant of this NSO.

                  3. Entitlement to Exercise the NSO. The grant of the NSO is subject to the following terms and conditions:

                               (a) Vesting. One-fifth of the NSO, 80,000 shares,
                  shall vest on and may be exercised at any time on or after October 30, 1999. Another one-fifth of the NSO, 80,000 shares, shall vest on and may be exercised at any time on or after October 30, 2000. Another one-fifth of the NSO, 80,000 shares, shall on vest and may be exercised at any time on or after October 30, 2001. Another one-fifth of the NSO, 80,000 shares, shall vest on and may be exercised at any time on or after October 30, 2002. The remaining one-fifth of the NSO, 80,000 shares, shall vest on and may be exercised at any time on or after October 30, 2003. In addition, all of the NSO shall vest on and may be exercised at any time on or after an Accelerating Event (as defined in Section 4(a) of the Employment Agreement). The vesting of any portion of the NSO is conditioned on the Employee's continued employment by the Company or a parent or subsidiary of the Company as of the relevant vesting date.

                               (b) Exercise Period. Except as otherwise stated
                  in this Agreement, the vested portion of the NSO may be exercised, in whole or in part, from the dates described in subsections (a) above until the earliest of (i) November 1, 2008, (ii) two years following the effective date that the Employee's employment terminates by reason of an Accelerating Event (as defined in Section 4(a) of the Employment Agreement) or normal retirement (as determined under any retirement plan of the Company), or (iii) the effective date that the Employee terminates employment for any other reason (but in no event earlier than two years following a Change in Control (as defined in Section 5(a) of the Employment Agreement)).

                               (c) Exercise Following Death. If the Employee
                  dies while employed by the Company or a parent or subsidiary corporation, then the person to whom the Employee's rights under the NSO shall have passed by will or by the laws of distribution may exercise any of the NSO within two years after the Employee's death.

                  4. Payment Under NSO. Payment of the NSO price may be made in cash, in shares of the Company's Common Stock, or in any combination thereof. If shares of the Company's Common Stock are delivered to make any such payment, the shares shall be valued at the fair market value (as defined below) thereof on the date of exercise of the NSO. For purposes of this Agreement, "fair market value" means, as of any given date, the closing price of the Company's Common Stock on such date as quoted in the NYSE Composite Transactions Report in the Wall Street Journal. If there were no sales reported as of a particular date, fair market value will be computed as of the last date preceding such date on which a sale was reported.

                  5. Limited Transferability of NSO. The NSO is not transferable (other than by will or by the laws of descent and distribution) and, except as otherwise stated in this Agreement, may be exercised during the Employee's lifetime only by the Employee.

                  6. Adjustments. The NSO shall be equitably adjusted with respect to the exercise price to reflect any extraordinary distribution made with respect to the Company's Common Stock during the term of the options. In the event of a capital adjustment resulting from a stock dividend, stock split, reorganization, merger, consolidation, spinoff, a combination or exchange of shares or other transaction having a similar substantive effect, the number of shares of stock subject to the NSO and the exercise price shall be equitably adjusted.

                  7. Exercise. The vested portion of the NSO may be exercised in whole or in part, but only with respect to whole shares of the Company's Common Stock, and may be exercised more than once until all shares which are subject to the NSO have been purchased. An NSO may be exercised by delivery to the Company of written notice stating the number of shares elected to be purchased, and by payment to the Company as described in paragraph 4.

                  8. Withholding. By signing this Agreement, the Employee agrees to make arrangements satisfactory to the Company to comply with any income tax withholding requirements that may apply upon the exercise of the NSO or the disposition of the Company's Common Stock received upon the exercise of the NSO. The Employee will be entitled to elect to satisfy his tax withholding obligation by the withholding by the Company, at the appropriate time, of shares of the Company's Common Stock otherwise issuable to the Employee under this Agreement in a number sufficient, based upon the fair market value (as defined above) of such Common Stock on the relevant date, to satisfy such tax withholding requirements.

                  9. Delivery of Certificates. The Company may delay delivery of the certificate for shares purchased pursuant to the exercise of an NSO until (i) the admission of such shares to listing on any stock exchange on which the Company's Common Stock may then be listed, (ii) completion of any registration or other qualification of such shares under any state or federal law regulation that the Company's counsel shall determine as necessary or advisable, and (iii) receipt by the Company of advice by counsel that all applicable legal requirements have been complied with.

                  10. Dispute Resolution. Any dispute or controversy arising under or in connection with this Agreement shall be settled by binding arbitration, which shall be the sole and exclusive method of resolving any questions, claims or other matters arising under this Agreement. Such proceeding shall be conducted by final and binding arbitration before a panel of one or more arbitrators under the administration of the American Arbitration Association, and in a location mutually agreed to by the Employee and the Company. The Federal and State courts located in the United States of America are hereby given jurisdiction to render judgment upon, and to enforce, each arbitration award, and the parties hereby expressly consent and submit to the jurisdiction of such courts.

                  11. Miscellaneous.

                           (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

                           (b) This Agreement and Section 12 of the Employment Agreement constitute the entire agreement between the parties with respect to the subject matter hereof. In the event of any inconsistency between the provisions of this Agreement and the provisions of the Plan, the provisions of this Agreement shall govern.

                           (c) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, or by telecopier, or by courier, addressed as follows:

              If to the Employee to:        If to the Company to:

              Robert W. Anestis             Florida East Coast Industries, Inc.
              23 White Oak Lane             One Malaga Street
              Weston, CT  06883             St. Augustine, FL 32084
              Facsimile:  203/222-9072      Attention:  Treasurer
                                            Facsimile:  904/396-4042

         or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

                           (d) In the event of a dispute arising out of this Agreement, any party receiving any monetary or injunctive remedy, whether at law or in equity, which is final and not subject to appeal shall be entitled to its reasonable attorneys' fees and costs incurred with respect to obtaining such remedy from the other party.

                           (e) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                           (f) The Employee's or the Company's failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right the Employee or the Company may have hereunder, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

                                     FLORIDA EAST COAST INDUSTRIES, INC.

                                     By  /s/ C. F. Zellers, Jr.
                                         -------------------------------------
                                         Chairman and Chief Executive Officer

Agreed and Accepted:

/s/ Robert W. Anestis
--------------------------------
ROBERT W. ANESTIS

                           RESTRICTED STOCK AGREEMENT

                                     Between

                       FLORIDA EAST COAST INDUSTRIES, INC.

                                       and

                                ROBERT W. ANESTIS







                                                                October 30, 1998

         THIS AGREEMENT, dated October 30, 1998 between Florida East Coast Industries, Inc. (the "Company"), and Robert W. Anestis (the "Employee") is made pursuant to the provisions of Section 2(b)(iii) of that certain Employment Agreement of even date herewith between the Company and the Employee (the "Employment Agreement").

         In fulfillment of the aforesaid provisions of the Employment Agreement, the parties agree as follows:

         1. Grant of Restricted Stock. Under the Company's 1998 Stock Incentive Plan, as amended (the "Plan"), the Company hereby grants to the Employee, subject to the terms and conditions herein set forth, forty thousand (40,000) shares of the Company's Common Stock (the "Restricted Stock").

         2. Terms and Conditions. The Restricted Stock is subject to the following terms and conditions:

                  (a) Limited Nontransferability. This Restricted Stock shall be nontransferable during the term of the Restrictions (as hereinafter set forth) except by will or by the laws of descent and distribution.

                  (b) Restrictions and Lapse of Restrictions. The Restricted Stock shall be subject to the Employee's continued employment by the Company or a parent or subsidiary corporation (the "Restrictions"), which shall lapse according to the following schedule as of the stated yearly anniversaries of the date hereof (each an "Anniversary Date"):

                     Anniversary          Unrestricted
                         Date              Percentage
                    ---------------      ---------------

                    First                        20%

                    Second                       40%

                    Third                        60%

                     Anniversary          Unrestricted
                         Date              Percentage
                    ---------------      ---------------

                    Fourth                       80%

                    Fifth                       100%

         Notwithstanding the foregoing, upon the occurrence of an Accelerating Event (as defined in Section 4(a) of the Employment Agreement), all Restrictions shall lapse upon the date of such Accelerating Event.

         3. Forfeiture of Restricted Stock Upon Termination of Employment. The rights of the Employee and his successors in interest in Restricted Stock on which the Restrictions have not lapsed pursuant to paragraph 2(b) shall terminate in full when the Employee's employment with the Company or a parent or subsidiary corporation is terminated by the Company for Cause (as defined in Section 3(b) of the Employment Agreement) or by the Employee without Good Reason (as defined in
         Section 3(c) of the Employment Agreement).

         4. Dividends/Distributions. The Company shall pay to the Employee any dividends or other distributions payable with respect to the Restricted Stock, notwithstanding the Restrictions, beginning on the date hereof but not beyond the date of any forfeiture thereof pursuant to the provisions of paragraph 3.

         5. Withholding. The Employee agrees to make arrangements satisfactory to the Company to comply with any income tax withholding requirements that may apply upon the lapse of the Restrictions on the Restricted Stock. The Employee will be entitled to elect to satisfy his tax withholding obligation by the withholding by the Company, at the appropriate time, of shares of the Company's Common Stock from the Restricted Stock in a number sufficient, based upon the fair market value (as defined below) of such Common Stock on the relevant date, to satisfy such tax withholding requirements. For purposes of this Agreement, "fair market value" means, as of any given date, the closing price of the Company's Common Stock on such date as quoted in the NYSE Composite Transactions Report in the Wall Street Journal. If there were no sales reported as of a particular date, fair market value will be computed as of the last date preceding such date on which a sale was reported.

         6. Delivery of Certificates. The Company may delay delivery of the certificate for shares granted hereunder until (i) the admission of such shares to listing on any stock exchange on which the Company's Common Stock may then be listed, (ii) completion of any registration or other qualification of such shares under any state or federal law regulation that the Company's counsel shall determine as necessary or advisable, and (iii) receipt by the Company of advice by counsel that all applicable legal requirements have been complied with.

         7. Dispute Resolution. Any dispute or controversy arising under or in connection with this Agreement shall be settled by binding arbitration, which shall be the sole and exclusive method of resolving any questions, claims or other matters arising under this Agreement. Such proceeding shall be conducted by final and binding arbitration before a panel of one or more arbitrators under the administration of the American Arbitration Association, and in a location mutually agreed to by the Employee and the Company. The Federal and State courts located in the United States of America are hereby given jurisdiction to render judgment upon, and to enforce, each arbitration award, and the parties hereby expressly consent and submit to the jurisdiction of such courts.

         8. Miscellaneous.

                  (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

                  (b) This Agreement and Section 12 of the Employment Agreement constitute the entire agreement between the parties with respect to the subject matter hereof. In the event of any inconsistency between the provisions of this Agreement and the provisions of the Plan, the provisions of this Agreement shall govern.

                  (c) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, or by telecopier, or by courier, addressed as follows:

                  If to the Employee to:     If to the Company to:

                  Robert W. Anestis          Florida East Coast Industries, Inc.
                  23 White Oak Lane          One Malaga Street
                  Weston, CT  06883          St. Augustine, FL 32084
                  Facsimile:  203/222-9072   Attention:  Treasurer
                                             Facsimile:  904/396-4042

         or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

                  (d) In the event of a dispute arising out of this Agreement, any party receiving any monetary or injunctive remedy, whether at law or in equity, which is final and not subject to appeal shall be entitled to its reasonable attorneys' fees and costs incurred with respect to obtaining such remedy from the other party.

                  (e) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                  (f) The Employee's or the Company's failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right the Employee or the Company may have hereunder, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

                                       FLORIDA EAST COAST INDUSTRIES, INC.



                                       By  /s/ C. F. Zellers, Jr.
                                           ------------------------------------
                                           Chairman and Chief Executive Officer



Agreed and Accepted:

/s/ Robert W. Anestis
--------------------------------
ROBERT W. ANESTIS

                       SUPPLEMENTAL STOCK OPTION AGREEMENT

                                     between

                       FLORIDA EAST COAST INDUSTRIES, INC.

                                       and

                                ROBERT W. ANESTIS













                                                                October 30, 1998

         THIS AGREEMENT, dated October 30, 1998 between Florida East Coast Industries, Inc. (the "Company"), and Robert W. Anestis (the "Employee") is made pursuant to the provisions of Section 2(b)(v) of that certain Employment Agreement of even date herewith between the Company and the Employee (the "Employment Agreement").

         In fulfillment of the aforesaid provisions of the Employment Agreement, the parties agree as follows:

                  1. Non-Statutory Option. Under the Company's 1998 Stock Incentive Plan, as amended (the "Plan"), the Company hereby grants the Employee a non-statutory option ("NSO") to purchase from the Company 100,000 shares of the Company's Common Stock. The exercise price of the NSO is $29.9375 per share, being the fair market value of the Company's Common Stock on the date hereof.

                  2. Shareholder Approval. The NSO is granted subject to shareholder approval of the First Amendment to the Plan dated October 1, 1998, which approval shall be sought by the Company at the next meeting of shareholders following grant of this NSO.

                  3. Entitlement to Exercise the NSO. The grant of the NSO is subject to the following terms and conditions:

                               (a) Vesting. The NSO shall vest and become
                  exercisable immediately upon the earlier of (i) the first date as of which the average closing price of a share of the Company's Common Stock over twenty (20) consecutive trading days is not less than Fifty Dollars ($50.00); (ii) the occurrence of an Accelerating Event (as defined in Section 4(a) of the Employment Agreement); or (iii) December 1, 2003.

                               (b) Exercise Period. Except as otherwise stated
                  in this Agreement, the vested portion of the NSO may be exercised, in whole or in part, from the dates described in subsections (a) above until the earliest of (i) November 1, 2008, (ii) two years following the effective date that the

                  Employee's employment terminates by reason of an Accelerating Event (as defined in Section 4(a) of the Employment Agreement) or normal retirement (as determined under any retirement plan of the Company), (iii) the effective date that the Employee terminates employment for any other reason (but in no event earlier than two years following a Change in Control (as defined in Section 5(a) of the Employment Agreement)).

                               (c) Exercise Following Death. If the Employee
                  dies while employed by the Company or a parent or subsidiary corporation and at a time when any portion of the NSO is vested and exercisable, then the person to whom the Employee's rights under the NSO shall have passed by will or by the laws of distribution may exercise any of the vested and exercisable portion of the NSO within two years after the Employee's death.

                  4. Payment Under NSO. Payment of the NSO price may be made in cash, in shares of the Company's Common Stock, or in any combination thereof. If shares of the Company's Common Stock are delivered to make any such payment, the shares shall be valued at the fair market value (as defined below) thereof on the date of exercise of the NSO. For purposes of this Agreement, "fair market value" means, as of any given date, the closing price of the Company's Common Stock on such date as quoted in the NYSE Composite Transactions Report in the Wall Street Journal. If there were no sales reported as of a particular date, fair market value will be computed as of the last date preceding such date on which a sale was reported.

                  5. Limited Transferability of NSO. The NSO is not transferable (other than by will or by the laws of descent and distribution) and, except as otherwise stated in this Agreement, may be exercised during the Employee's lifetime only by the Employee.

                  6. Adjustments. The NSO shall be equitably adjusted with respect to the exercise price to reflect any extraordinary distribution made with respect to the Company's Common Stock during the term of the options. In the event of a capital adjustment resulting from a stock dividend, stock split, reorganization, merger, consolidation, spinoff, a combination or exchange of shares or other transaction having a similar substantive effect, the number of shares of stock subject to the NSO and the exercise price shall be equitably adjusted.

                  7. Exercise. The vested portion of the NSO may be exercised in whole or in part, but only with respect to whole shares of the Company's Common Stock and may be exercised more than once until all shares which are subject to the NSO have been purchased. An NSO may be exercised by delivery to the Company of written notice stating the number of shares elected to be purchased, and by payment to the Company as described in paragraph 4.

                  8. Withholding. By signing this Agreement, the Employee agrees to make arrangements satisfactory to the Company to comply with any income tax withholding requirements that may apply upon the exercise of the NSO or the disposition of the Company's Common Stock received upon the exercise of the NSO. The Employee will be entitled to elect to satisfy his tax withholding obligation by the withholding by the Company, at the appropriate time, of shares of the Company's Common Stock otherwise issuable to the Employee under this Agreement in a number sufficient, based upon the fair market value (as defined above) of such Common Stock on the relevant date, to satisfy such tax withholding requirements.

                  9. Delivery of Certificates. The Company may delay delivery of the certificate for shares purchased pursuant to the exercise of an NSO until (i) the admission of such shares to listing on any stock exchange on which the Company's Common Stock may then be listed, (ii) completion of any registration or other qualification of such shares under any state or federal law regulation that the Company's counsel shall determine as necessary or advisable, and (iii) receipt by the Company of advice by counsel that all applicable legal requirements have been complied with.

                  10. Dispute Resolution. Any dispute or controversy arising under or in connection with this Agreement shall be settled by binding arbitration, which shall be the sole and exclusive method of resolving any questions, claims or other matters arising under this Agreement. Such proceeding shall be conducted by final and binding arbitration before a panel of one or more arbitrators under the administration of the

         American Arbitration Association, and in a location mutually agreed to by the Employee and the Company. The Federal and State courts located in the United States of America are hereby given jurisdiction to render judgment upon, and to enforce, each arbitration award, and the parties hereby expressly consent and submit to the jurisdiction of such courts.

                  11. Miscellaneous.

                           (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

                           (b) This Agreement and Section 12 of the Employment Agreement constitute the entire agreement between the parties with respect to the subject matter hereof. In the event of any inconsistency between the provisions of this Agreement and the provisions of the Plan, the provisions of this Agreement shall govern.

                           (c) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, or by telecopier, or by courier, addressed as follows:

                 If to the Employee to:      If to the Company to:

                 Robert W. Anestis           Florida East Coast Industries, Inc.
                 23 White Oak Lane           One Malaga Street
                 Weston, CT  06883           St. Augustine, FL 32084
                 Facsimile:  203/222-9072    Attention:  Treasurer
                                             Facsimile:  904/396-4042
         or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

                           (d) In the event of a dispute arising out of this Agreement, any party receiving any monetary or injunctive remedy, whether at law or in equity, which is final and not subject to appeal shall be entitled to its reasonable attorneys' fees and costs incurred with respect to obtaining such remedy from the other party.

                           (e) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                           (f) The Employee's or the Company's failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right the Employee or the Company may have hereunder, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.


                                       FLORIDA EAST COAST INDUSTRIES, INC.



                                       By  /s/ C. F. Zellers, Jr.
                                           -------------------------------------
                                           Chairman and Chief Executive Officer

Agreed and Accepted:

/s/ Robert W. Anestis
--------------------------------
ROBERT W. ANESTIS


                                       6